                                                                     EXHIBIT 2.1

                            SHARE PURCHASE AGREEMENT

         THIS SHARE PURCHASE AGREEMENT ("Agreement") is entered into this 31st day of December, 2001, by and between INTREPID CAPITAL CORPORATION, a Delaware corporation (hereinafter referred to as "Buyer"), FRED SHOCKLEY, an individual resident of the State of Florida ("Shockley"), DAVID BROCK, an individual resident of the State of Florida ("Brock"), A. BRONSON THAYER, an individual resident of the State of Florida ("Thayer"), AMY LORD, an individual resident of the State of Florida ("Lord"), JENNIFER PELUSO, an individual resident of the State of Florida ("Peluso"), and BRYAN DAVIS, an individual resident of the State of Florida ("Davis"; Shockley, Brock, Thayer, Lord, Peluso and Davis are referred to herein collectively as "Sellers" and individually as "Seller"), and ICC INVESTMENT ADVISORS, INC., a Florida corporation (hereafter referred to as the "Company").

                                  WITNESSETH:

         WHEREAS, Sellers own of record and beneficially 1,230.1227 shares (the "Shares") of the issued and outstanding shares of the Company's common stock, par value $1.00 per share (the "Company Common Stock"), which shares constitute all of the capital stock of the Company issued and outstanding; and

         WHEREAS, Sellers desire to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Sellers, upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

                                   ARTICLE I.

                        SALE AND PURCHASE OF THE SHARES

         1.1 SALE AND PURCHASE. Subject to the terms and conditions hereof, Sellers hereby sell, assign, transfer, convey and deliver to Buyer, and Buyer hereby purchases from Sellers, the Shares. The transaction contemplated by this Agreement is sometimes referred to as the "Transaction".

         1.2 PURCHASE CONSIDERATION. The purchase consideration for the Shares (the "Purchase Consideration") shall be (a) cash in the amount of Two Million Eight Hundred Twenty-Five Thousand Nine Hundred Forty-Two and no Dollars ($2,825,942.00) by wire transfer to an account or accounts designated by Sellers in writing or by delivery to Sellers of one or more cashier's or certified checks made payable to Sellers, (b) warrants to purchase an aggregate of 100,000 shares of the common stock, par value $.01 per share, of Buyer (the "Buyer Common Stock") with an exercise price of $6.00 per share, and (c) an aggregate of One Million (1,000,000) shares of Buyer Common Stock. The Purchase Consideration shall be payable by

Buyer to Sellers as provided in Article III hereof by delivery of cash, executed warrant agreements and share certificates representing the shares of Buyer Common Stock payable pursuant hereto.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY. Subject to the matters disclosed in Schedule A attached hereto and incorporated herein by this reference, each Seller, severally and not jointly, represents and warrants to Buyer as follows:

                  (a) TITLE TO THE SHARES; POWER TO SELL. Such Seller owns of record and beneficially all of the Shares set forth opposite such Seller's name on Schedule A hereto, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer such Shares to Buyer. The Shares constitute all of the shares of the capital stock of the Company issued and outstanding. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares. Such Seller has the power and authority to sell all of the Shares owned by such Seller to Buyer as provided herein and to execute, deliver and otherwise perform this Agreement and the agreements, instruments and documents to be executed and delivered by such Seller pursuant to this Agreement.

                  (b) TITLE TO SHARES OF THE INVESTMENT COMPANY COUNSEL OF THE SOUTHEAST. The Company owns of record and beneficially all of the shares of capital stock of The Investment Counsel Company of the Southeast ("ICC Sub"), free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever. No person has any preemptive rights or rights of first refusal with respect to any of the shares of capital stock of ICC Sub. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the shares of capital stock of ICC Sub. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to any of the shares of capital stock of ICC Sub.

                  (c) ORGANIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

                  (d) AUTHORIZED CAPITALIZATION. The authorized capitalization of the Company consists of ten thousand (10,000) shares of the Company Common Stock, of which 1,230.1227 shares have been issued and are outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. The Company does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. The Company is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Company's income, profits or assets, or obligating the Company to distribute any portion of its income, profits or assets.

                  (e) AUTHORITY. Such Seller has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the Transaction contemplated hereby. This Agreement constitutes a valid and legally binding obligation of such Seller, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by such Seller, nor the consummation and performance of the Transaction contemplated thereby, will conflict with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which such Seller or the Company is a party or by which such Seller or the Company or any of their respective properties or assets are bound or affected.

                  (f) COMPANY FINANCIAL STATEMENTS. The unaudited balance sheet, income statement and statement of cash flows of the Company for the nine months ended September 30, 2001 previously delivered to Buyer (the "Company Financial Statements") are complete, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods and fairly present the financial condition and the results of operations and cash flow of the Company and ICC Sub in accordance with GAAP, on the bases therein stated, as of the date thereof and for the period covered thereby, except that the Company Financial Statements lack footnotes and other presentation items and are subject to normal nonmaterial year-end audit adjustments and accruals.

                  (g) NO UNDISCLOSED LIABILITIES. Except as set forth in the Company Financial Statements or on Schedule A attached hereto, neither such Seller nor the Company is aware of any liabilities for which the Company currently is liable or will become liable in the future.

                  (h) TAXES. The Company has made payments of taxes sufficient to avoid penalties for late payments or underpayment of taxes; all taxes and other amounts that the Company is or was required by applicable law to withhold or collect have been duly withheld and collected and have been paid over to the proper government authorities in accordance with applicable law; there are no liens for taxes on any of the Company's assets with respect to state and local taxes on property; no audit of the returns of the Company's taxes is currently being conducted; the Company has not received from any governmental authority with jurisdiction or other authority as to taxes either a notice that it intends to conduct any other audit of returns of taxes or any request for information with respect to taxes; there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any return of taxes for any period; and there are no outstanding requests by the Company for rulings from any governmental authority.

                  (i) COMPLIANCE WITH AGREEMENTS. The Company is in compliance with each agreement and lease to which it is a party or subject.

                  (j) COMPLIANCE WITH LAWS; PERMITS. The Company is not in material violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority. The Company (i) has all permits required to operate the business of the Company as currently being conducted and (ii) is (and has been) in material compliance with each such permit; provided, however, that the foregoing will not require disclosure of state and local business or similar licenses required of businesses generally.

                  (k) NO LITIGATION. There are no actions, suits, claims, complaints or proceedings pending or, to the best knowledge of such Seller, threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts known to such Seller which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

                  (l) DISCLOSURE. All statements of such Seller contained in this Agreement and the exhibits and schedules hereto and in any other written documents delivered by or on behalf of the Company or such Seller to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to such Seller which could have a materially adverse affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company, which have not been disclosed to Buyer in this Agreement.

                  (m) INVESTMENT QUALIFICATIONS. Such Seller (i) is acquiring shares of the Buyer Common Stock and the Warrants for such Seller's own account and not with a view to, or for resale in connection with, any distribution thereof; (ii) understands and acknowledges that the Buyer Common Stock and the Warrants issued on the date hereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of such Seller's investment intent as expressed herein; (iii) is able to bear the economic risk of an investment in the Buyer Common Stock and the Warrants and has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the risks and merits of the Buyer Common Stock and the Warrants; (iv) has personally been provided with all information or been given access to all information with respect to Buyer which such Seller believes might affect such Seller's decision whether to effect the

         Transaction and has had the opportunity to ask questions of the officers of Buyer about Buyer and an investment in the Buyer Common Stock and the Warrants; and (v) understands and acknowledges that the Buyer Common Stock is, and the shares underlying the Warrants will be, "restricted securities", as that term is defined in Rule 144 under the Securities Act, and that the certificate or certificates representing the Buyer Common Stock issued on the date hereof and upon exercise of the Warrants will bear a legend restricting transfer unless (1) the transfer is exempt from the registration requirements under the Securities Act and any applicable state securities law and an opinion of counsel reasonably satisfactory to Buyer that such transfer is exempt therefrom is delivered to Buyer or (2) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law. In determining to proceed with the Transaction, such Seller has relied solely on the results of such Seller's own independent investigation with respect to Buyer, the Buyer Common Stock and the Warrants, upon the representations, warranties, covenants and statements of Buyer set forth herein and in such Seller's own independent investigation of Buyer's business. Such Seller acknowledges that the representations, warranties, covenants and statements to such Seller by Buyer set forth herein constitute the sole and exclusive representations, warranties, covenants and statements of Buyer or any of its officers, directors, stockholders or other affiliates in connection with the Transaction, and such Seller understands, acknowledges and agrees that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Agreement and any exhibit or schedule hereto are specifically disclaimed by Buyer.

         2.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Sellers as follows:

                  (a) ORGANIZATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

                  (b) AUTHORIZED CAPITALIZATION. The authorized capitalization of Buyer consists of Fifteen Million (15,000,000) shares of the Buyer Common Stock, of which Two Million Three Hundred Fifty Thousand One Hundred Eighty-Three (2,350,183) shares have been issued and are outstanding as of the date hereof. The shares of Buyer Common Stock issued pursuant hereto have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by Buyer in compliance with all applicable state and federal laws.

                  (c) AUTHORITY. Buyer has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the Transaction contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms. Neither the execution and delivery of this

         Agreement by Buyer, nor the consummation and performance of the Transaction contemplated hereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of its properties or assets are bound or affected.

                  (d) FINANCIAL AND OTHER INFORMATION. Buyer has heretofore furnished to Sellers copies of the financial statements of Buyer (collectively, the "Buyer Financial Statements") included in Buyer's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and in Buyer's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 (the "Buyer SEC Reports"). The Buyer Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein or in the Buyer SEC Reports, and fairly present the financial condition and the results of operations and cash flow of Buyer and its subsidiaries in accordance with GAAP, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments and accruals.

                  (e) NO UNDISCLOSED LIABILITIES. Except as set forth in the Buyer Financial Statements or the Buyer SEC Reports, Buyer is not aware of any material liabilities for which Buyer is liable or will become liable in the future.

                  (f) INVESTMENT INTENT. Buyer is acquiring the Shares for its own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

                                  ARTICLE III.

                               CLOSING DELIVERIES

         3.1 PAYMENTS BY BUYER. Contemporaneous with the execution and delivery hereof, Sellers shall receive from Buyer all of the shares of Buyer Common Stock to be issued by Buyer pursuant to this Agreement and all of the cash required to be paid by Buyer in accordance with Section 1.2 hereof. Each Seller shall receive such Seller's pro-rata interest (based on the total number of Shares owned by such Seller as of the date hereof and the total number of Shares issued and outstanding as of the date hereof) in the aggregate Purchase Consideration.

         3.2 DOCUMENTS TO BE DELIVERED BY BUYER. Contemporaneous with the execution and delivery hereof, Buyer shall deliver the following documents to
Sellers:

                  (a) a Warrant for each Seller, substantially in the form of the Warrant Agreement attached hereto as Exhibit A, duly executed by Buyer;

                  (b) a Non-Competition and Non-Disclosure Agreement, substantially in the form of Exhibit B attached hereto and incorporated herein by this reference, with Thayer (the "Non-Compete Agreement"), executed by Buyer;

                  (c) an Employment Agreement with each of Shockley, Brock and Lord, substantially in the form of Exhibit C attached hereto and incorporated herein by this reference (collectively, the "Employment Agreements"), executed by Buyer;

                  (d) a Registration Rights Agreement, substantially in the form of Exhibit D attached hereto and incorporated herein by this reference, with each of Shockley and Brock (the "Registration Rights Agreements"), executed by Buyer; and

                  (e) such other documents or certificates as shall be reasonably required by Sellers or their counsel in order to close and consummate the Transaction.

         3.3 DOCUMENTS TO BE DELIVERED BY SELLERS AND THE COMPANY. Contemporaneous with the execution and delivery hereof, Sellers and the Company shall deliver the following documents to Buyer:

                  (a) stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers;

                  (b) a copy of (i) the Articles of Incorporation of the Company duly certified by the Secretary of State of Florida within thirty (30) days of the date hereof, and (ii) the Bylaws of the Company;

                  (c)      the Non-Compete Agreement, duly executed by Thayer;

                  (d) the Employment Agreements, duly executed by each of Shockley, Brock and Lord;

                  (e) the Registration Rights Agreements, duly executed by each of Shockley and Brock; and

                  (f) such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate the Transaction and this Agreement.

                                  ARTICLE IV.

                           SURVIVAL; INDEMNIFICATION

         4.1 REPRESENTATIONS AND WARRANTIES TO SURVIVE. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the date of this Agreement for a period of two (2) years. No investigation made by any party hereto or its representatives shall constitute a waiver of any representation or warranty.

         4.2 INDEMNIFICATION. Sellers (severally and not jointly) and Buyer each agree to indemnify, defend and hold the other harmless for any Loss (as defined below) incurred or suffered by the other party or parties as a result of or in connection with or involving a breach of a representation, warranty, covenant or agreement set forth in this Agreement. "Loss" means any liability, loss, cost, damage or expense, including, without limitation, reasonable attorneys' fees and any taxes of the recipient on indemnification payments made to it, but net of (i) tax benefits, (ii) other recoveries and benefits, including insurance recoveries, and (iii) the expenses of obtaining such recoveries and benefits from others.

         4.3      CERTAIN LIMITATIONS. Notwithstanding the foregoing:

                  (a) Neither Sellers nor Buyer will be required to indemnify the other party or parties hereto, as the case may be, pursuant to this Article IV unless and until the aggregate amount of such indemnification claim or claims against Buyer, on the one hand, or any or all of the Sellers, on the other hand, exceeds $35,000, in which event the indemnifying party will be required to indemnify the indemnified party or parties hereto for the entire amount (i.e., from the first dollar).

                  (b) Neither Sellers nor Buyer will be obligated to make indemnification payments pursuant to this Agreement which in the aggregate exceed:

                           (i) the aggregate amount of the Purchase Consideration with respect to an inaccuracy, untruth or incompleteness of the representations or warranties of each Seller contained in Section 2.1(a) hereof (it being acknowledged that only the particular Seller or Sellers in breach of Section 2.1(a) shall have any liability whatsoever in respect of a breach of that Section); and

                           (ii) in all other cases, 50% of the aggregate amount of the Purchase Consideration.

         In no event shall the aggregate liability of any individual Seller (other than with respect to a breach of such Seller's representations and warranties contained in Section 2.1(a) of this Agreement) exceed that fraction of the total liability of all Sellers under this Section of which (A) the numerator is the number of Shares owned by such Seller as of the date hereof, and (B) the denominator is the total number of shares owned by all Sellers as of the date hereof.

                                   ARTICLE V.

                                 MISCELLANEOUS

         5.1 KEY MAN INSURANCE. At any time after the date hereof, Intrepid, the Company or ICC Sub may, in its sole discretion and at its sole cost and expense, purchase and maintain one or more policies of key man insurance on Shockley, Brock and Lord, or any of them, which policies of insurance shall designate Intrepid, the Company or ICC Sub, as the case may be, as the beneficiary thereunder. Each of Shockley, Brock and Lord covenants and agrees to cooperate fully with Intrepid, the Company or ICC Sub after the date hereof in obtaining such policies of insurance and to make available all records and information that are required to obtain such policies of insurance in a prompt and timely manner.

         5.2 BINDING EFFECT. This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be. Nothing in this Agreement, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

         5.3 APPLICABLE LAW. This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         5.4 NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                  If to Sellers, to:

                           Fred Shockley
                           1530 Via Tuscany Drive
                           Winter Park, Florida  32789

                           David Brock
                           1016 Nancy Circle
                           Winter Springs, Florida  32708

                           A. Bronson Thayer
                           12183 Fort King Highway, P.O. Box 429
                           Thonotosassa, Florida  33592

                           Amy Lord
                           8054 Bridgestone Drive
                           Orlando, Florida  32835

                           Jennifer Peluso
                           4336 Steed Terrace
                           Winter Park, Florida  32792

                           Bryan Davis
                           2845 Rock Springs Road
                           Apopka, Florida  32712

                  If to Buyer, to:

                           Intrepid Capital Corporation
                           3652 South Third Street
                           Suite 200
                           Jacksonville Beach, Florida 32250
                           Fax No.: (904) 246-3533
                           Attn: Forrest Travis, President and
                                 Chief Executive Officer

All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee; (b) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt; or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above; provided, however, that such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

         5.5 HEADINGS. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

         5.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument. Executed counterparts may be delivered via facsimile transmission.

         5.7 SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained HEREIN. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

         5.8 FORBEARANCE; WAIVER. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure to pursue or actual waiver imply or constitute a forbearance or waiver of any subsequent default or breach.

         5.9 ATTORNEYS' FEES AND EXPENSES. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

         5.10 EXPENSES. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

         5.11 INTEGRATION. This Agreement and all schedules, exhibits, documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transaction, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of Sellers and Buyer and their respective counsel and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.


                            [Signatures Next Page]

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed and delivered this Agreement or caused this Agreement to be duly executed and delivered by its duly authorized officer, all as of the date first written above.


                           INTREPID CAPITAL CORPORATION


                           By: /s/:  Forrest Travis
                               ------------------------------------------------
                                    Forrest Travis, President



                           THE INVESTMENT COUNSEL COMPANY OF THE SOUTHEAST


                           By: /s/ Fred Shockley
                               ------------------------------------------------
                                     Fred Shockley, President


                           /s/ Fred Shockley
                           ----------------------------------------------------
                           FRED SHOCKLEY


                           /s/ David Brock
                           ----------------------------------------------------
                           DAVID BROCK


                           /s/ A. Bronson Thayer
                           ----------------------------------------------------
                           A. BRONSON THAYER


                           /s/ Amy Lord
                           ----------------------------------------------------
                           AMY LORD


                           /s/ Jennifer Peluso
                           ----------------------------------------------------
                           JENNIFER PELUSO


                           /s/ Bryan Davis
                           ----------------------------------------------------
                           BRYAN DAVIS

                                                                      EXHIBIT A


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


WARRANT NO:  W-__                           DATE OF GRANT:  ___________, 2001

HOLDER:  ____________________               EXPIRATION DATE:  ___________, 2007

NUMBER OF SHARES:  ___________              EXERCISE PRICE PER SHARE:  $6.00


                          INTREPID CAPITAL CORPORATION

                       WARRANT AGREEMENT FOR THE PURCHASE
                           OF SHARES OF COMMON STOCK

         FOR VALUE RECEIVED, INTREPID CAPITAL CORPORATION, a Delaware corporation located at 3652 South Third Street, Suite 200, Jacksonville Beach, Florida 32250 (the "Company"), hereby certifies that ____________________, located at _________________, (the "Holder") and the Holder's successors and permitted assigns, is entitled, subject to the provisions of this Warrant, to purchase from the Company, during the period commencing on the date hereof and ending on the Expiration Date (as defined above), up to ________ fully paid and non-assessable shares of Common Stock at a price of $6.00 per share (the "Exercise Price").

         The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as constituted on ______________ (the "Issue Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant was lost, stolen, destroyed or mutilated.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

         1.       EXERCISE OF WARRANT.

                  1.1      METHOD OF EXERCISE. Subject to the terms of this
Section 1, this Warrant may be exercised in whole or in part at any time, or from time to time, during the period (the "Exercise Period") commencing on the date hereof and expiring 5:00 p.m. Eastern Time on the Expiration Date or, if such day is a day on which banking institutions in Jacksonville, Florida are authorized by law to close, then on the next preceding day that shall not be such a day. The Warrant may be exercised during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, together with the Election to Exercise in the form attached hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. Payment of the Exercise Price may be made (a) in cash or by certified or official bank check, payable to the order of the Company, (b) upon a dollar for dollar cancellation of any principal outstanding under any indebtedness or other obligation made by the Company payable to the Holder, (c) by delivery of a number of shares of the Common Stock already held by the Holder having a fair market value, as determined by multiplying the Closing Bid Price (as hereinafter defined) on the date this Warrant is exercised by such shares of the Common Stock, that equals the Exercise Price for the number of shares of Warrant Stock for which this Warrant is exercised, or (d) by reducing the actual number of shares of Warrant Stock issuable upon the exercise of this Warrant (as set forth on the Election to Exercise) by the smallest number of whole shares of the Warrant Stock which, when multiplied by the Closing Bid Price as of the date this Warrant is exercised, is sufficient to satisfy the Exercise Price for the number of shares of Warrant Stock for which this Warrant is exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. For purposes of this Warrant, the term "Closing Bid Price" shall mean (i) if bid and asked prices for the Common Stock are then reported on The National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), then the daily closing bid price per share of the Common Stock as reported Nasdaq, and (ii) if bid and asked prices for the Common Stock are not then reported on Nasdaq, then an amount per share of the Common Stock as determined by the Board of Directors of the Company in good faith.

                  1.2 WARRANT STOCK FULLY VESTED. The Holder has the right to purchase from the Company (and the Company will issue and sell to the Holder) all of the shares of Warrant Stock for which this Warrant may be exercisable from time to time from and after the date hereof through the Expiration Date, subject to the terms of and adjusted pursuant to Sections 1.1 and 5 hereof.

         2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

         3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the product obtained by multiplying such fractional share of Common Stock by the Closing Bid Price on the date of the exercise of this Warrant in lieu of each fraction of a share otherwise called for upon any exercise hereof.

         4. HOLDER DOES NOT HAVE THE RIGHTS OF A STOCKHOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         5.       ANTI-DILUTION PROVISIONS.

                  5.1 ADJUSTMENT FOR RECAPITALIZATION, RECLASSIFICATION, ETC. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribution, the number of shares of Common Stock subject to the Warrant immediately prior to such subdivision, dividend or distribution shall be proportionately increased and the Exercise Price shall be adjusted as provided below, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be adjusted as provided below. Any such adjustment and any adjustment to the Exercise Price pursuant to this Section 5.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted as provided in this Section 5.1, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and
(y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  5.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

                  5.3 RESTRICTIONS AGAINST CERTAIN ACTIONS. The Company shall not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant. Without limiting the generality of the foregoing, while any Warrant is outstanding, the Company, (a) shall not permit the par value, if any, of the shares of stock receivable upon the exercise of this Warrant to be above the amount payable therefor upon such exercise and (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable stock upon the exercise of all Warrants at the time outstanding.

                  5.4 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to each Holder.

                  5.5      NOTICES OF RECORD DATE, ETC. In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time issuable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                  (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and this Warrant may be exercised prior to said date during the term hereof.

         6. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees. In the event any Holder shall propose to sell, transfer, pledge, or hypothecate or otherwise dispose of this Warrant, such Holder shall first (i) surrender this Warrant to the Company or at the office of its stock transfer agent, if any, with an instrument of assignment acceptable to the Company and its counsel duly executed and funds sufficient to pay any transfer tax, and (ii) deliver to the Company the opinion of counsel to the Holder as required by the legend set forth in Section 7 hereof. Upon receipt of the foregoing and provided that the Company has received an opinion of its counsel that such proposed sale, transfer, pledge or hypothecation is in compliance with applicable law, the Company shall execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

         7. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon the exercise of this Warrant and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing shares shall bear on the face thereof substantially the following legend:

         "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT, AND ALL APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES REPRESENTED HEREBY."

         8. PAYMENT OF TAXES. The Holder agrees to pay all documentary stamp taxes (whether federal, state or local) attributable to the exercise of this Warrant and the issuance of shares of Warrant Stock upon such exercise by delivery of cash or a certified check payable to the Company in the amount of all such taxes. In addition, as a condition to the exercise of this Warrant, the Company may require the Holder to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of this Warrant. Such payment or reimbursement shall be in the manner set forth in this Section 8.

         9. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when delivered via facsimile transmission to a number known to be the facsimile number of the Holder or the Company, delivered personally or within two days after mailing when mailed by regular, certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended, at the address of such party as set forth on the first page, or at such other address of which the Company or the Holder has been advised by notice hereunder.

         10. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.




                             [Signatures Next Page]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                                    INTREPID CAPITAL CORPORATION


                                    By:
                                       ----------------------------------------
                                       Forrest Travis, President and
                                       Chief Executive Officer


[CORPORATE SEAL]


Attest:
       ----------------------------------------------
         Secretary

                         NOTICE OF ELECTION TO EXERCISE


                                                Dated ________________, _______


         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of ________________ shares of the Common Stock and hereby makes payment of $____________ in payment of the actual exercise price thereof, together with all applicable transfer taxes, if any.

         You are hereby instructed to register such Common Stock in the following name:


Name

-------------------------------------------------------------------------------
               (Please use typewriter or print in block letters)

Address

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

         WITNESS the signature of the undersigned holder, by its duly authorized representative, as the day and year first written above.


                                    [WARRANT HOLDER]


                                    By:
                                       ----------------------------------------
                                       Its:
                                           ------------------------------------

                                                                      EXHIBIT B

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

         THIS NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (the "Agreement") is made and entered into as of the 31st day of December, 2001 by and between INTREPID CAPITAL CORPORATION, a Delaware corporation ("Intrepid"), and A. BRONSON THAYER, an individual resident of the State of Florida ("Seller").

                                  WITNESSETH:

         WHEREAS, pursuant to the terms of that certain Share Purchase Agreement (the "Purchase Agreement") of even date herewith among Intrepid, Seller and ICC Investment Advisors, Inc. (the "Company"), among others, Intrepid is purchasing (hereinafter referred to as the "Purchase") all of the outstanding capital stock of the Company;

         WHEREAS, prior to the Purchase, the Company and its wholly-owned subsidiary, The Investment Counsel Company of the Southeast (which shall be included in the definition of the "Company" for purposes of this Agreement) was, and after the Purchase the Company will continue to be, in the business of offering securities brokerage, investment advisory and investment banking services, including, without limitation, the execution of orders, the processing of transactions and the receipt, identification, custody and delivery of customer funds and securities, to banks, institutional investors, investment advisers and individual investor clients (collectively, the "Business");

         WHEREAS, Seller is currently a shareholder and director of the Company, will be a stockholder of Intrepid after the Purchase, has heretofore been involved in and had knowledge of the operation of the Business, and has knowledge of the trade secrets, customer information and other confidential and proprietary information of the Company and Intrepid;

         WHEREAS, the execution of this Agreement is contemplated by the Purchase Agreement to which this Agreement is attached as Exhibit "B";

         WHEREAS, in order to protect the goodwill of the Business and the other value to be acquired by Intrepid pursuant to the Purchase Agreement for which Intrepid is paying substantial consideration, Intrepid and Seller have agreed that Intrepid's obligation to consummate the transactions contemplated by the Purchase Agreement are subject to the condition, among others, that Seller shall have entered into this Agreement;

         WHEREAS, Intrepid has separately bargained and paid additional consideration for the covenants contained herein;

         WHEREAS, Seller acknowledges that the provisions of this Agreement are reasonable and necessary to protect the legitimate interest of Intrepid and the Business and goodwill acquired by it pursuant to the Purchase Agreement; and

         WHEREAS, in order to induce Intrepid to consummate the transactions contemplated by the Purchase Agreement, Seller is willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

         1. DEFINITIONS. As used in this Agreement, terms defined in the preamble and recitals of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

                  (a) "Competitive Business" shall mean any Person engaged in the business of offering securities brokerage, investment banking or investment advisory services to clients or customers.

                  (b) "Confidential Information" shall mean the Company's client and vendor lists, marketing arrangements, business plans, projections, financial information, training manuals, pricing manuals, product development plans, market strategies, internal performance statistics and other competitively sensitive information concerning the Company and its subsidiaries which is material to the Company and not generally known by the public, other than Trade Secrets, whether or not in written or tangible form.

                  (c) "Control" shall mean, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  (d) "Intrepid Market" shall mean the geographic limits of the State of Florida.

                  (e) "Key Employee" shall mean any Person who is employed in a management, executive, supervisory, training, marketing or sales capacity for another Person.

                  (f) "Permitted Activities" shall mean (i) owning not more than 1% of the outstanding shares of publicly-held corporations engaged in a Competitive Business which have shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through the automatic quotation system of a registered securities association, (ii) serving as an officer, director or employee of Intrepid, or (iii) owning the outstanding shares or serving as an officer, director or employee of a bank, as such term is defined in Section 1813(a) of the Federal Deposit Insurance Act (12 U.S.C. ss.1813(a)), so long as Seller does not personally provide securities brokerage, investment banking or investment advisory services to such bank's or such bank's subsidiaries' clients or customers.

                  (g) "Person" shall mean any individual, corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity.

                  (h) "Restricted Period" shall mean the period from the date hereof through the second (2nd) anniversary of the date hereof, unless Seller shall remain an employee of the Company or Intrepid, in which case Restricted Period shall mean the period from the date hereof through the second (2nd) anniversary of the first day on which Seller shall no longer be employed by Intrepid or the Company or any of their respective subsidiaries.

                  (i) "Trade Secrets" shall mean the whole or any portion or phase of any technical information, designs, processes, procedures, formulas or improvements that are valuable and not generally known to the competitors of the Company, whether or not in written or tangible form.

         2. NO COMPETING BUSINESS. Seller hereby agrees that for a period of one (1) year after the date hereof, except as permitted by Section 5 of this Agreement, Seller will not directly or indirectly own, manage, operate, Control, invest or acquire an interest in, or otherwise engage or participate in (whether as a proprietor, partner, stockholder, director, officer, Key Employee, joint venturer, investor or other participant in) any Competitive Business in the Intrepid Market, without regard to (a) whether the Competitive Business has its office or other business facilities within the Intrepid Market; (b) whether any activity of Seller referred to above itself occurs or is performed within the Intrepid Market; or (c) whether Seller resides or reports to an office within the Intrepid Market.

         3.       NO INTERFERENCE WITH THE BUSINESS.

         3.1 Seller hereby agrees that during the Restricted Period, except as permitted by Section 5 of this Agreement, Seller will not directly or indirectly solicit, induce or influence any customer, lender, lessor or any other Person which has a business relationship with the Company or any of its subsidiaries in the Intrepid Market, or which had on the date of this Agreement a business relationship with the Company or any of its subsidiaries in the Intrepid Market, to discontinue or reduce the extent of such relationship with the Company or its subsidiaries in the Intrepid Market.

         3.2 Seller hereby agrees that during the Restricted Period, except as permitted by Section 5 of this Agreement, Seller will not (a) directly or indirectly recruit, solicit or otherwise induce or influence any Key Employee of the Company or any of its subsidiaries to discontinue such employment or agency relationship with the Company or its subsidiaries, or (b) employ or seek to employ, or cause or permit any Competitive Business to employ or seek to employ as a Key Employee for any Competitive Business, any Person who is then (or was at any time within six (6) months prior to the date Seller or the Competitive Business employs or seeks to employ such Person) employed by the Company or any of its subsidiaries as a Key Employee.

         4.       NO DISCLOSURE OF PROPRIETARY INFORMATION.

         4.1 Seller hereby agrees that he will not directly or indirectly disclose to anyone, or use or otherwise exploit for his own benefit or for the benefit of anyone other than Intrepid and the Company and their respective subsidiaries, any Trade Secrets for as long as they remain Trade Secrets, except as permitted by Section 5 of this Agreement.

         4.2 Seller hereby agrees that, during the Restricted Period, Seller will not directly or indirectly disclose to anyone, or use or otherwise exploit for Seller's own benefit or for the benefit of anyone other than Intrepid and the Company and their respective subsidiaries, any Confidential Information, except as permitted by Section 5 of this Agreement.

         5. PERMITTED ACTIVITIES. The restrictions set forth in Sections 2, 3 and 4 of this Agreement shall not apply to Permitted Activities or to actions taken by Seller during the time Seller is employed by Intrepid or the Company or any of their respective subsidiaries to the extent, but only to the extent, that such actions are expressly approved by the Board of Directors of Intrepid.

         6. REPRESENTATIONS AND WARRANTIES. Seller represents and warrants that this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller represents and warrants that Seller has no right, title, interest or claim in, to or under any Trade Secrets or Confidential Information.

         7. WAIVERS. Intrepid will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by Intrepid or for any other reason (a) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement, or (b) to have modified, changed, amended, terminated, rescind, or superseded any of the terms of this Agreement.

         8. INJUNCTIVE RELIEF. Seller acknowledges (a) that any violation of this Agreement will result in irreparable injury to Intrepid; (b) that damages at law would not be reasonable or adequate compensation to Intrepid for violation of this Agreement; and (c) that Intrepid shall be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security, as well as to an equitable accounting of all earnings, profits and other benefits arising out of any such violation.

         9. NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

         To Intrepid:

                  Intrepid Capital Corporation
                  3652 South Third Street
                  Suite 200
                  Jacksonville Beach, Florida  32250
                  Fax No.:  (904) 246-3533
                  Attn:  Chief Executive Officer

         with a copy (which shall not constitute notice to Intrepid) to:

                  Rogers & Hardin LLP
                  2700 International Tower, Peachtree Center
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Fax No.:  (404) 525-2224
                  Attn:  Steven E. Fox, Esq.

         To Seller:

                  Mr. A. Bronson Thayer
                  12183 Fort King Highway, P.O. Box 429
                  Thonotosassa, Florida  33592


All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee; (b) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt; or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above; provided, however, that such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

         10. SUCCESSORS IN INTEREST. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and assigns, as the case may be, and any reference to a party hereto shall also be a reference to any such heir, legal representative, successor or assign.

         11. NUMBER; GENDER. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         12. CAPTIONS. The titles and captions contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

         13. CONTROLLING LAW; INTEGRATION; AMENDMENT. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without reference to its choice of law rules. This Agreement and the documents executed pursuant hereto or in connection herewith supersede all negotiations, agreements and understandings between the parties with respect to the subject matter hereof and constitutes the entire agreement between the parties hereto. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

         14. SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect. In the event that any provision of this Agreement should ever be deemed to exceed the time, geographic, product or service or any other limitations permitted by applicable law, then such provision shall be deemed reformed to the maximum extent permitted by applicable law.

         15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts. Executed counterparts may be delivered via facsimile transmission.

         16. ENFORCEMENT OF CERTAIN RIGHTS. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto, and their respective heirs, legal representatives, successors or assigns, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person being deemed a third party beneficiary of this Agreement.

         17. ATTORNEYS' FEES. If Intrepid brings any action, suit, counterclaim, appeal, arbitration or mediation for any relief against Seller, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), Seller shall pay to Intrepid a reasonable sum for attorneys' fees and costs (at Intrepid's attorneys' then-prevailing rates as increased from time to time by the giving of notice by such counsel to Intrepid) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the date of commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. For the purposes of this paragraph 17, attorneys' fees shall include, without limitation, fees incurred in the following: (a) post-judgment motions and collection actions; (b) contempt proceedings; (c) garnishment, levy and debtor and third party examinations; (d) discovery; and (e) bankruptcy litigation.

         IN WITNESS WHEREOF, Seller has duly executed and delivered this Agreement, and Intrepid has caused this Agreement to be duly executed and delivered on its behalf by an officer thereunto duly authorized, all as of the date first above written.


                                    -------------------------------------------
                                    A. BRONSON THAYER


                                    INTREPID CAPITAL CORPORATION


                                    By:
                                       ----------------------------------------
                                       Its:
                                           ------------------------------------

                                                                      EXHIBIT D


                         REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of December 31, 2001, by and between INTREPID CAPITAL CORPORATION, a Delaware corporation (the "Company"), and [SHOCKLEY AND BROCK], an individual resident of the State of Florida (the "Investor").

                                  WITNESSETH:

         WHEREAS, the Company and the Investor, among others, have entered into that certain Share Purchase Agreement dated of even date herewith (the "Purchase Agreement") providing, among other things, for the sale by the Company of shares of its common stock, par value $0.01 per share (the "Common Stock"), and of warrants to purchase shares of the Common Stock (the "Warrants");

         WHEREAS, pursuant to the terms of the Purchase Agreement, the Company desires to grant to the Investor registration rights with respect to the Common Stock issued to the Investor pursuant to the Purchase Agreement and the Common Stock which may be issued to the Investor upon the exercise of the Warrants, and the Investor desires to receive such registration rights, all in accordance with the terms of this Agreement; and

         WHEREAS, this Agreement is the Registration Rights Agreement referred to in the Purchase Agreement as Exhibit "D";

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. REGISTRABLE STOCK. For purposes of this Agreement, the term "Registrable Stock" means all shares of Common Stock issued to the Investor pursuant to the Purchase Agreement and all shares of Common Stock issuable pursuant to the exercise of the Warrants

         2.       PIGGYBACK REGISTRATIONS.

                  2A.      RIGHT TO PIGGYBACK. If, during the period commencing
on the date hereof and ending on the date that is the first anniversary of the date hereof, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), other than (a) pursuant to a registration solely in connection with an employee benefit or stock ownership plan and (b) pursuant to a registration on Form S-4 in connection with an acquisition or merger and the registration form to be used may be used for the registration of Registrable Stock (a "Piggyback Registration"), then the Company will give prompt written notice to the Investor of its intention to effect such a registration (each, a "Piggyback Notice"). Subject to subparagraphs 2B and 2C below, the Company will include in such registration all shares of Registrable Stock which the Investor requests the Company to include in such registration by written notice given to the Company within fifteen (15) days after the date of sending of the Piggyback Notice.

                  2B.      PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback
Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company, and (ii) second, any Registrable Stock and other securities requested to be included in such registration.

                  2C.      PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback
Registration relates to an underwritten public offering of equity securities by holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, and (ii) second, the Registrable Stock and other securities requested to be included in such registration.

         3. REGISTRATION PROCEDURES. Whenever the Investor has requested that any Registrable Stock be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of distribution thereof and will as expeditiously as possible:

                           (i)      prepare and file with the Securities and
Exchange Commission a registration statement with respect to such Registrable Stock and use its reasonable best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Investor copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; provided, however, the Company may delay the filing of a registration statement for a time period not to exceed ninety (90) days from the date of the request of the Investor to register such stock pursuant to this Agreement (such time period, the "Delay Period") if such registration statement would be required to disclose any material nonpublic information that the Board of Directors of the Company has determined that, for good business reasons, the disclosure of which would be contrary to the best interests of the Company in the circumstances during such Delay Period and is not otherwise required under applicable law (including applicable securities laws) to be disclosed, in which event the Company shall advise the Investor and shall promptly following the expiration of the Delay Period file such registration statement;

                           (ii)     prepare and file with the Securities and
Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six
(6) months (or such lesser time as necessary to permit the Investor to complete the distribution described in such registration statement), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

                           (iii)    furnish to the Investor such number of
copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Stock owned by the Investor;

                           (iv)     use its reasonable best efforts to register
or qualify such Registrable Stock under the securities or blue sky laws of such jurisdictions as the Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Stock owned by the Investor, provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

                           (v)      notify the Investor, at any time when a
prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Investor, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, the Company shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information during any time period not to exceed ninety (90) days (such time period, the "Black-Out Period") during which the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information during such Black-Out Period is contrary to the best interests of the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws), in which event the Company shall advise the Investor that such prospectus requires updating and, accordingly, should not be used pending further amendment;

                           (vi)     cause all such Registrable Stock to be
listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                           (vii)    provide a transfer agent and registrar for
all such Registrable Stock not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

                           (viii)   enter into such customary agreements
(including underwriting agreements in customary form) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Stock;

                           (ix)     make available for inspection by any
underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                           (x)      otherwise use its reasonable best efforts
to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (xi)     permit the Investor, if the Investor might
be deemed, in his sole and exclusive judgment, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Investor and his counsel should be included;

                           (xii)    in the event of the issuance of any stop
order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

                           (xiii)   furnish to the Investor a copy, or upon
request, a signed counterpart, addressed to the Investor (and the underwriters, if any) of (a) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of closing under the underwriting agreement), and (b) a "comfort" letter, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants letters delivered to the underwriters in underwritten public offerings of securities and such other matters as the Investor may reasonably request.

         If any such registration or comparable statement refers to the Investor by name or otherwise as holder of any securities of the Company and if, in his sole and exclusive judgment, the Investor is or might be deemed to be a controlling person of the Company, the Investor shall have the right to require (a) the inclusion in such registration statement of language, in form and substance satisfactory to the Investor, to the effect that the holding of such securities by the Investor is not to be construed as a recommendation by the Investor of the investment quality of the Company's securities covered thereby and that such holding does not imply that the Investor will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to the Investor by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to the Investor, provided that with respect to this clause (b), the Investor shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

         4.       REGISTRATION EXPENSES.

                  4A.      DEFINITION. The term "Registration Expenses" means
all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, printing, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants, underwriters and other Persons retained by the Company.

                  4B.      PAYMENT. The Company shall pay the Registration
Expenses in connection with any and all Piggyback Registrations. In connection with each Piggyback Registration, the Company will pay for the reasonable fees and disbursements of one counsel chosen by the Investor.

         5.       INDEMNIFICATION.

                  5A.      INDEMNIFICATION BY THE COMPANY. The Company agrees
to indemnify, to the extent permitted by law, the Investor and each Person who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Investor expressly for use therein or by the Investor's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Investor with a sufficient number of copies of the same, provided that the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Investor unless otherwise provided in the underwriting agreement.

                  5B.      INDEMNIFICATION BY THE INVESTOR. In connection with
any registration statement in which the Investor is participating, the Investor will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor and stated to be specifically for use therein, provided that the obligations of the Investor hereunder shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld or delayed).

                  5C.      NOTICE; DEFENSE OF CLAIMS. Any Person entitled to
indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for the party indemnified by such indemnifying party with respect to such claim.

                  5D.      CONTRIBUTION. If the indemnification provided for in
this part 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  5E.      SURVIVAL. The indemnification and contribution
provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

         6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. The Investor may not participate in any registration hereunder which is underwritten unless the Investor (i) agrees to sell his securities on the basis provided in any underwriting arrangements approved by the Company, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that the Investor shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the Investor as are required by the underwriters.

         7.       MISCELLANEOUS.

                  7A.      PRIORITY; NO FURTHER OBLIGATIONS. To the extent the
terms and conditions of this Agreement alter or vary the terms and conditions of or any other agreement granting registration rights with respect any other series of the Company's capital stock, the terms and conditions of this Agreement shall be deemed to have modified, amended and superseded the terms and conditions of all such agreements, notwithstanding any terms or conditions therein to the contrary.

                  7B.      NO INCONSISTENT AGREEMENTS. The Company will not
hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Investor in this Agreement.

                  7C.      ADJUSTMENTS AFFECTING REGISTRABLE STOCK. The Company
will not take any action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the Investor to include such Registrable Stock in a registration undertaken pursuant to this Agreement or materially and adversely affecting the marketability of such Registrable Stock in any such registration (including, without limitation, effecting a stock split or a combination of shares), provided that this paragraph 7C shall not apply to actions or changes with respect to the Company's business, earnings or revenues where the effect of such actions or changes on the Registrable Stock is merely incidental.

                  7D.      NOTICES. All notices and other communications under
this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                  If to Investor, to:

                           [Fred Shockley and David Brock]
                           [ADDRESS]
                           [FAX NUMBER]

                  If to the Company, to:

                           Intrepid Capital Corporation
                           3652 South Third Street
                           Suite 200
                           Jacksonville Beach, Florida 32250
                           Fax No.: (904) 246-3533
                           Attn: Forrest Travis, President and
                                 Chief Executive Officer

                  All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee; (b) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt; or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above; provided, however, that such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

                  7E.      REMEDIES. Any Person having rights under any
provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  7F.      AMENDMENTS AND WAIVERS. Except as otherwise provided
herein, no waiver, amendment, modification, termination or cancellation of this Agreement, or of any of the terms or conditions hereof, shall be effective unless made in writing signed by the Company and the Investor.

                  7G.      SUCCESSORS AND ASSIGNS. This Agreement, and the
rights and obligations of the Investor hereunder, may not be assigned by the Investor to any person or entity to which shares of Registrable Stock are transferred by the Investor.

                  7H.      SEVERABILITY. The invalidity or unenforceability of
any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  7I.      ENTIRE AGREEMENT. This Agreement embodies the entire
agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  7J.      HEADINGS. The headings of this Agreement are for
convenience only and do not constitute a part of this Agreement.

                  7K.      GOVERNING LAW. The construction, validity and
interpretation of this Agreement will be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

                  7L.      FURTHER ASSURANCES. Each party to this Agreement
hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

                  7M.      COUNTERPARTS. This Agreement may be executed in one
or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.




                             [Signatures Next Page]

         IN WITNESS WHEREOF, this Registration Rights Agreement has been executed and delivered by the parties hereto, individually or through its duly authorized officer, as the case may be, as of the date first written above.


                                    COMPANY:

                                    INTREPID CAPITAL CORPORATION


                                    By:
                                       ----------------------------------------
                                       Forrest Travis, President and
                                       Chief Executive Officer


                                    INVESTOR:


                                    -------------------------------------------
                                    [SHOCKLEY AND BROCK]